CONSENT



We have issued our report dated September 15, 2001 accompanying the consolidated financial statements of CirTran Corporation and Subsidiary, included in the Annual Report of CirTran Corporation, on Form 10-KSB/A for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of CirTran Corporation, on Form S-8 (File No. 333-65932 effective July 26, 2001).



                                           /s/ GRANT THORNTON LLP



Salt Lake City, Utah
November 5, 2001